Exhibit 99.3

CONSENT OF PERSONS NAMED TO BECOME DIRECTORS

Reference is made to the Registration Statement on Form F-4, and to the Joint Proxy Statement/Prospectus which forms a part thereof (together, the “Registration Statement”), to be filed with the Securities and Exchange Commission by ARM Holdings plc (“ARM”) in connection with the merger of Artisan Components, Inc. with and into Salt Acquisition Corporation, a wholly owned subsidiary of ARM. In accordance with Rule 438 under the Securities Act of 1933, the undersigned hereby consents to being named in the Registration Statement, and any subsequent amendments thereto, as a person about to become a director of ARM, and to the filing of this consent as an exhibit to such Registration Statement.

Signed:	/s/ LUCIO L. LANZA
Name: Lucio L. Lanza

Date: September 23, 2004

CONSENT OF PERSONS NAMED TO BECOME DIRECTORS

Reference is made to the Registration Statement on Form F-4, and to the Joint Proxy Statement/Prospectus which forms a part thereof (together, the “Registration Statement”), to be filed with the Securities and Exchange Commission by ARM Holdings plc (“ARM”) in connection with the merger of Artisan Components, Inc. with and into Salt Acquisition Corporation, a wholly owned subsidiary of ARM. In accordance with Rule 438 under the Securities Act of 1933, the undersigned hereby consents to being named in the Registration Statement, and any subsequent amendments thereto, as a person about to become a director of ARM, and to the filing of this consent as an exhibit to such Registration Statement.

Signed:	/s/ MARK R. TEMPLETON
Name: Mark R. Templeton

Date: September 23, 2004